UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 9, 2006
VIRBAC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-24312 (Commission File No.)	43-1648680 (IRS Employer Identification No.)
3200 Meacham Boulevard
Fort Worth, Texas 76137
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 831-5030
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 9, 2006, the Board of Directors of Virbac Corporation (the “Company”) approved a form of Indemnification Agreement (the “Agreement”) to be provided by the Company to its independent directors. A copy of the form of the Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure and
Item 8.01 Other Events
     By unanimous written consent dated March 9, 2006, the Board of Directors of the Company formed a Special Committee of independent directors (the “Special Committee”) to review, evaluate and negotiate Virbac S.A.’s proposal to acquire the 39.7% of the outstanding shares of the Company’s common stock not already owned by Virbac S.A. or its affiliates, as previously disclosed in a Current Report on Form 8-K filed by the Company on December 13, 2005. The Special Committee consists of three current members of the Board of Directors, namely Richard W. Pickert, Alec L. Poitevint, II and Jean N. Willk, none of whom have any current or prior affiliation with or interest in Virbac S.A. or its affiliates. The Special Committee has engaged Houlihan Lokey Howard & Zukin Capital, Inc. as financial advisor to assist the Special Committee in this process. The Special Committee is further authorized to negotiate the terms of Virbac S.A.’s proposal and to make a recommendation to Virbac Corporation’s Board of Directors and/or its public stockholders as to whether to accept Virbac S.A.’s proposal or any other proposal made by Virbac S.A. and/or its affiliates to acquire Virbac Corporation’s common stock held by public stockholders.
Item 9.01 Financial Statements and Exhibits
  (d) Exhibits.

99.1	Form of Indemnification Agreement
99.2	Press release of the Company, dated March 14, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRBAC CORPORATION
Date: March 14, 2006	By:	/s/ Jean M. Nelson
Jean M. Nelson
Executive Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Indemnification Agreement
99.2	Press release of the Company, dated March 14, 2006